                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  APRIL 5, 2001


                            MICRON ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    MINNESOTA
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          0-17932                                            41-1404301
----------------------------                          --------------------------
        (Commission                                      (IRS Employer
       File Number)                                      Identification No.)

  900 EAST KARCHER ROAD, NAMPA, IDAHO                            83687
--------------------------------------------------------- ----------------------
(Address of Principal Executive Offices)                       (Zip Code)

                                 (208) 898-3434
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.

     DESCRIPTION OF DISPOSITION OF ASSETS

     On March 22, 2001, Micron Electronics, Inc. (the "Company" or "MEI") entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which the Company and MEI California, Inc. ("Seller"), a wholly owned subsidiary of MEI, agreed to sell various assets, including all assets primarily used in the component recovery business of MEI and its subsidiaries and affiliates ("SpecTek"), and certain real property and intellectual property assets (together, the "Purchased Assets"), to Micron Technology, Inc. ("MTI"). The agreement to sell the SpecTek business was made pursuant to the terms of the Amended and Restated Component Recovery Agreement dated effective September 2, 1999 between MEI and MTI, as amended by Amendment No. 1 thereto dated November 16, 2000 (together, the "Component Recovery Agreement"). As part of the Purchase Agreement, MTI exercised its rights under the Component Recovery Agreement to purchase the assets of the SpecTek business.

     Pursuant to the terms of the Purchase Agreement, on March 22, 2001, Seller transferred certain real property and intellectual property assets to MTI in the first closing under the Purchase Agreement. The remaining Purchased Assets were transferred from Seller to MTI on April 5, 2001. In connection with the first closing, MTI and MEI entered into a lease pursuant to which MEI leased back the transferred real property (the "Commercial Lease") and a sublease pursuant to which MEI leased a portion of the leased property back to MTI (the "Commercial Sublease"). In addition, pursuant to the terms of the Purchase Agreement, MTI granted MEI a license to use the transferred intellectual property.

     The aggregate purchase price of the Purchased Assets, $136,555,921 (the "Purchase Price"), was determined by the Company on the basis of, among other things: (i) negotiations between the Company and MTI, taking into account the net book value of the SpecTek component recovery business as reflected in an unaudited statement of assets minus liabilities prepared as of March 1, 2001;
(ii) negotiations between the Company and MTI with respect to the real property assets, which negotiations were based in part on information obtained from independent real estate appraisals; and (iii) negotiations between the Company and MTI with respect to the intellectual property assets. MTI tendered payment of the Purchase Price in full on March 22, 2001, net of $92,937,807 of outstanding intercompany payables owed to MTI by MEI pursuant to the terms of the Component Recovery Agreement. The Purchase Price is subject to adjustment based on an adjusted statement of net assets for the SpecTek business reflecting the net book value of those assets as of April 5, 2001.

     The foregoing descriptions of each of the Purchase Agreement Commercial Lease and Commercial Sublease are qualified in their entirety by reference to the full text of such agreements, which are listed as exhibits to this filing.

     DESCRIPTION OF MATERIAL RELATIONSHIPS WITH MTI

     In addition to the transactions described above, MTI and MEI have various other relationships. MTI currently owns approximately 60.6 % of MEI's outstanding stock. Two of the five directors of MEI are also directors of MTI. MTI and its subsidiaries supply and purchase products and services used and produced by MEI. During fiscal 2000 and the first six months of fiscal 2001, MTI supplied to MEI a substantial portion of the full specification random access memory components used in MEI's personal computer operations. Purchases by MEI of these components from MTI, completed upon market terms and conditions, amounted to approximately $98,227,000 in fiscal 2000 and approximately $54,822,000 in the first six months of fiscal 2001. In fiscal 2000 and the first six months of fiscal 2001, MTI and its subsidiaries paid MEI approximately $7,282,000 and $12,356,000, respectively, for purchases of PC systems and other equipment. In fiscal 2000 and the first six months of fiscal 2001, MEI paid MTI and its subsidiaries approximately $7,651,000 and $7,336,000, respectively, for equipment

     In connection with the execution of the Agreement and Plan of Merger between MEI, Interland, Inc. and Imagine Acquisition Corporation, MEI, MTI and certain Interland shareholders entered into a voting sgreement pursuant to which, among other things, MTI agreed to vote the shares of MEI common stock beneficially held by it: (1) in favor of the approval and adoption of the merger agreement and the Interland merger, (2) in favor of the issuance of stock pursuant to the Interland merger, (3) in favor of an amendment to MEI's Articles of Incorporation to increase the number of shares of MEI's authorized common stock to 200 million and to change the name of MEI to Interland, Inc. after consummation of the Interland merger, (4) in favor of an amendment to MEI's bylaws to reflect changes required by the Interland merger agreement and the Interland merger, (5) in favor of a proposal to elect three individuals to fill director positions on MEI's board of directors that will be created in connection with the Interland merger, and (6) against approval of any competing business combination. In addition, pursuant to a Registration Rights Agreement entered into between MEI, Interland and MTI, MEI granted MTI certain registration rights with respect to the shares of MEI common stock that it already owns. MTI is entitled to require MEI to register its shares of MEI common stock on its request and will also be entitled to "piggyback" registration rights.

     In connection with the execution of the Interland merger agreement, MEI and MTI also entered into a Shareholder Agreement, whereby MTI agreed not to sell any shares of MEI common stock beneficially held by it, for a period of nine months after the closing of the Interland merger, subject to certain exceptions, including but not limited to, transfers (1) to MEI, (2) pursuant to a public offering of MEI securities, (3) in response to a third party tender offer or exchange offer, (4) in a merger or consolidation, (5) pursuant to a plan of liquidation approved by MEI, (6) to the Micron Technology Foundation, Inc., (7) pursuant to a pledge made pursuant to a bona fide loan transaction that creates a security interest, (8) to controlled affiliates of MTI or (9) to any other transferee; provided, however, that with respect to transfers referred to in
(6), (7), (8) and (9), the transferee agrees to be bound by the terms of the shareholder agreement. MTI also agreed not to acquire additional voting securities of MEI common stock for a period of 18 months after the closing of the Interland merger, subject to specific exceptions. The shareholder agreement also includes a grant by MTI to MEI of an option to purchase all outstanding shares of MEI's common stock held by MTI in excess of 25% of MEI's outstanding capital stock. The purchase price for this call option is the average of the closing prices of the securities on a national securities exchange or the Nasdaq National Market over the 20 trading day period ending 2 days prior to the purchase of the stock under that option. The Shareholder Agreement also provides certain information rights to MTI.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b)  Pro Forma Financial Information.

     On March 23, 2001, the Company announced its plan to discontinue the operations of its SpecTek and PC Systems business segments. On April 10, 2001, the Company filed a Form 8-K to report its sale of various assets, including all assets primarily used in the SpecTek business segment to MTI. The disposition of both the SpecTek and PC Systems business segments have been accounted for in the Company's Quarterly Report on Form 10-Q for the quarter ended March 1, 2001 (the "Form 10-Q") as discontinued operations in accordance with Accounting Principles Board Opinion No. 30 ("APB No. 30") "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions."

     With respect to the Company's SpecTek business, a pro forma condensed balance sheet for the quarter ended March 1, 2001, and pro forma condensed statements of operations information for the fiscal years ended 2000, 1999 and 1998, are set forth below. Interim statements of operations for the first six months of fiscal years 2001 and 2000, are included in the Form 10-Q and have been adjusted to exclude the effect of the SpecTek and PC Systems business segments from the continuing operations. Footnote 3 "Discontinued Operations", in the Form 10-Q, describes the adjustments made to exclude these segments from the accompanying statements of operations and balance sheets. The pro forma condensed financial statements set forth below are qualified in their entirety by reference to, and should be read in conjunction with the financial statements in the Form 10-Q, and have been adjusted to exclude the effect of the SpecTek business on each respective financial statement.

     The adjustments made in the following pro forma information include historical results for the SpecTek business that agree to the segment information presented in the company's Form 10-K for the fiscal year ended August 31, 2000. No significant allocations or estimates were required in preparing these adjustments. In addition, the pro forma adjustment for fiscal 2000 and 1999 result in a loss from continuing operations, and the effect of dilutive securities is, therefore, excluded from per share amounts.

     The unaudited condensed financial statements of MEI have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of management, include all adjustments necessary for a fair presentation of the financial information for such interim periods.

     The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the disposition had been consummated as of the date indicated, nor is it necessarily indicative of future operating results or financial position.

                       PRO FORMA CONDENSED BALANCE SHEET
                             (amounts in thousands)

                                                                                 ADD
AS OF                                                       MARCH 1, 2001    ADJUSTMENTS       PRO FORMA
----------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                     $   133,059    $         -     $   133,059
Liquid investments                                                 64,906              -          64,906
Receivables, net                                                   17,676              -          17,676
Deferred income taxes                                              21,402              -          21,402
Other current assets                                                1,598              -           1,598
                                                              -----------    -----------     -----------
Total current assets                                              238,641              -         238,641
Property, plant and equipment, net                                 47,360              -          47,360
Goodwill and intangibles, net                                      75,129              -          75,129
Investments - held to maturity                                      7,250              -           7,250
Other assets                                                        8,757              -           8,757
Net assets of discontinued operations                               5,429         24,966          30,395
                                                              -----------    -----------     -----------
Total assets                                                  $   382,566    $    24,966     $   407,532
                                                              ===========    ============    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                         $    19,271    $         -     $    19,271
Current debt                                                          852              -             852
                                                              -----------    -----------     -----------
Total current liabilities                                          20,123              -          20,123
Deferred income taxes                                              12,427              -          12,427
Other liabilities                                                   9,290              -           9,290
                                                              -----------    -----------     -----------
Total liabilities                                                  41,840              -          41,840
                                                              -----------    -----------     -----------
Commitments and contingencies
Common stock, $.01 par value, authorized 150
      million shares; issued and outstanding 96.9 million
      and 96.7 million, respectively                                  969              -             969
Additional capital                                                135,995              -         135,995
Retained earnings                                                 203,762         24,966         228,728
                                                              -----------    -----------     -----------
Total shareholders' equity                                        340,726         24,966         365,692
                                                              -----------    ------------    -----------
Total liabilities and shareholders' equity                    $   382,566    $    24,966     $   407,532
                                                              ===========    ============    ===========

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                 (amounts in thousands, except per share data)


                                                  FISCAL YEAR ENDED            LESS
                                                   AUGUST 31, 2000          ADJUSTMENTS             PRO-FORMA
                                               ------------------------------------------------------------------------
Net sales                                         $   1,556,216            $    493,512           $   1,062,704
Total cost of goods sold                              1,219,305                 297,153                 922,152
                                                    -----------             -----------            ------------
Gross margin                                            336,911                 196,359                 140,552
Selling, general and administrative                     281,268                   5,451                 275,817
Research and development                                  2,443                   1,712                     731
Other expenses                                            9,357                    (166)                  9,523
                                                    -----------             -----------            ------------
Operating income (loss)                                  43,843                 189,362                (145,519)
Gain on sale of MCMS common stock                             -                       -                       -
Interest income (net)                                    15,504                  10,292                   5,212
                                                    -----------             -----------            ------------
Income before taxes                                      59,347                 199,654                (140,307)
Income tax provision (benefit)                           17,804                  59,897                 (42,093)
                                                    -----------             -----------            ------------
Net income from continuing operations              $     41,543            $    139,757           $     (98,214)
                                                    ===========             ===========            ============

Net income (loss) per share, basic and diluted:
Basic                                              $       0.43                                   $       (1.02)
Diluted                                            $       0.43                                   $       (1.02)

Number of shares used in per share calculations:
Basic                                                    96,447                                          96,447
Diluted                                                  96,750                                          96,447


                                                  FISCAL YEAR ENDED            LESS
                                                  SEPTEMBER 2, 1999         ADJUSTMENTS             PRO-FORMA
                                               ------------------------------------------------------------------------
Net sales                                          $  1,437,829            $    200,496           $   1,237,333
Total cost of goods sold                              1,167,584                 118,753               1,048,831
                                                    -----------             -----------            ------------
Gross margin                                            270,245                  81,743                 188,502
Selling, general and administrative                     218,970                   4,334                 214,636
Research and development                                  4,521                   1,088                   3,433
Other expenses                                            3,533                     638                   2,895
                                                    -----------             -----------            ------------
Operating income (loss)                                  43,221                  75,683                 (32,462)
Gain on sale of MCMS common stock                             -                       -                       -
Interest income (net)                                    15,897                   3,002                  12,895
                                                    -----------             -----------            ------------
Income before taxes                                      59,118                  78,685                (19,567)
Income tax provision (benefit)                           22,594                  21,687                     907
                                                    -----------             -----------            ------------
Net income from continuing operations              $     36,524            $     56,998           $     (20,474)
                                                    ===========             ===========            ============
Net income (loss) per share, basic and diluted:
Basic                                              $       0.38                                   $       (0.21)
Diluted                                            $       0.38                                   $       (0.21)

Number of shares used in per share calculations:
Basic                                                    96,127                                          96,127
Diluted                                                  96,633                                          96,127

                                                  FISCAL YEAR ENDED             LESS
                                                  SEPTEMBER 3, 1998          ADJUSTMENTS              PRO-FORMA
                                               ------------------------------------------------------------------------
Net sales                                          $  1,733,432            $     95,366           $   1,638,066
Total cost of goods sold                              1,511,278                  73,942               1,437,336
                                                    -----------             -----------            ------------
Gross margin                                            222,154                  21,424                 200,730
Selling, general and administrative                     284,292                   5,497                 278,795
Research and development                                 10,138                     829                   9,309
Other expenses                                           11,618                     811                  10,807
                                                    -----------             -----------            ------------
Operating income (loss)                                 (83,894)                 14,287                 (98,181)
Gain on sale of MCMS common stock                       156,222                       -                 156,222
Interest income (net)                                    13,776                   3,039                  10,737
                                                    -----------             -----------            ------------
Income before taxes                                      86,104                  17,326                  68,778
Income tax provision (benefit)                           38,151                   6,832                  31,319
                                                    -----------             -----------            ------------
Net income from continuing operations              $     47,953            $     10,494           $      37,459
                                                    ===========             ===========            ============

Net income (loss) per share, basic and diluted:
Basic                                              $       0.50                                   $        0.39
Diluted                                            $       0.50                                   $        0.39

Number of shares used in per share calculations:
Basic                                                    95,657                                          95,657
Diluted                                                  96,027                                          96,027

     (c)  Exhibits.

     The following exhibits are filed herewith:

     2.01 Purchase Agreement, dated March 22, 2001, among MEI California, Inc., Micron Electronics, Inc. and Micron Technology, Inc. (1)

     2.02 Amended and Restated Component Recovery Agreement, dated effective September 2, 1999, between Micron Electronics, Inc. and Micron Technology, Inc. (2)

     2.03 Amendment No. 1 to Amended and Restated Component Recovery Agreement, dated November 16, 2000, between Micron Electronics, Inc. and Micron Technology, Inc. (3)

    99.01 Commercial Lease, dated March 22, 2001, between Micron Technology, Inc. and Micron Electronics, Inc. (4)

    99.02 Commercial Sublease, dated March 22, 2001, between Micron Technology, Inc. and Micron Electronics, Inc. (5)

------------------

     (1) Incorporated by reference herein from exhibit 2.01 to MEI's Current Report on Form 8-K, filed April 10, 2001, with respect to MEI's sale of the SpecTek business to MTI.

     (2) Incorporated by reference herein from exhibit 10.42 to MEI's Current Report on Form 8-K, filed September 13, 1999.

     (3) Incorporated by reference herein from exhibit 10.76 to MEI's Quarterly Report on Form 10-Q for the quarter ended November 30, 2000.

     (4) Incorporated by reference herein from exhibit 99.01 to MEI's Current Report on Form 8-K, filed April 10, 2001, with respect to MEI's sale of the SpecTek business to MTI.

     (5) Incorporated by reference herein from exhibit 99.02 to MEI's Current Report on Form 8-K, filed April 10, 2001, with respect to MEI's sale of the SpecTek business to MTI.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      MICRON ELECTRONICS, INC.




Date: April 20, 2001                  By: /s/  James R. Stewart
                                         -------------------------------------
                                         James R. Stewart, Senior Vice President
                                         Finance and Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)


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